EXECUTION COPY

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of March 28, 2005, by and among REGENCY CENTERS, L.P., a Delaware limited partnership (the “Borrower”), REGENCY CENTERS CORPORATION, a Florida corporation formerly known as Regency Realty Corporation (the “Parent”), each of the other Guarantors signatory hereto (the “Guarantors”), each of the Lenders signatory hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

        WHEREAS, the Borrower, the Parent, the Lenders, the Agent and others are parties to that certain Amended and Restated Credit Agreement dated as of March 26, 2004 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

        WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

        Section 1.       Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

        (a)        Section 1.1. of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical locations in such Section:

“Acquisition” means the acquisition by Macquarie CountryWide-Regency II, LLC of all of the issued and outstanding membership interested in Eastern Shopping Centers Holdings, LLC, USRP Texas GP, LLC and U.S. Retail Partners, LLC pursuant to the Purchase and Sale Agreement dated as of February 14, 2005 by and among Macquarie CountryWide-Regency II, LLC, the Parent, Macquarie CountryWide Trust, California Public Employees’ Retirement System, USRP Texas GP, LLC, U.S. Retail Partners, LLC, Eastern Shopping Centers Holdings, LLC and First Washington Investment I, LLC.

“Acquisition Date” means the date on which the Acquisition occurs.

“JV CMBS Bridge Facility” means that certain Credit Agreement effective as of the Acquisition Date by and among Macquarie CountryWide-Regency II, LLC, the financial institutions from time to time party thereto as “Lenders”, Wachovia Bank, National Association, as Agent, and the other parties thereto.

        (b)        The definition of Borrowing Base contained in Section 1.1. of the Credit Agreement is restated in its entirety as follows:

“Borrowing Base” means, without duplication, the sum of (i) the aggregate Unencumbered Pool Values of all Stabilized Retail Operating Properties, Pre-Stabilized Retail Operating Properties, Qualified Development Properties and Environmentally Impacted Properties divided by (ii) the Borrowing Base Factor. Notwithstanding anything set forth in this definition to the contrary, (a) not more than 7.5% of the Borrowing Base can be attributable to Environmentally Impacted Properties, (b) not more than 25.0% of the Borrowing Base can be attributable to Qualified Development Properties, Pre-Stabilized Retail Operating Properties and Environmentally Impacted Properties and (c) not more than 15.0% of the Borrowing Base can be attributable to Properties that are not anchored by grocery store tenants (for purposes of this definition, a Side Shop Center shall be considered to be anchored by a grocery store tenant). As used in this definition, the term “Borrowing Base Factor” means 1.67 unless the Acquisition shall occur in which case it means (x) 1.25 from the Acquisition Date to and including the date six months following the Acquisition Date, (y) 1.35 after the date six months following the Acquisition Date to an including the date nine months following the Acquisition Date and (z) 1.67 at all times thereafter.

        (c)        The definition of Capitalized EBITDA contained in Section 1.1. of the Credit Agreement is amended by replacing the reference to “8.50%” in clause (c) thereof with a reference to “8.25%".

        (d)        The definition of Non-Guarantor Entity contained in Section 1.1. of the Credit Agreement is restated in its entirety as follows:

“Non-Guarantor Entity” means any Subsidiary that is not required to become a party to the Guaranty under Section 8.22.(a).

        (e)        The definition of Unencumbered Pool Value contained in Section 1.1. of the Credit Agreement is amended by replacing the references to “8.50%” in clauses (a)(iii) and (b)(ii)(C) thereof with references to “8.25%".

        (f)        The second sentence of Section 7.6. of the Credit Agreement is restated in its entirety as follows:

The Borrower, each Guarantor, each of the other Subsidiaries of the Parent or of the Borrower, each Non-Guarantor Entity and each Unconsolidated Affiliate have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Indebtedness.

        (g)        The second sentence of Section 7.21. of the Credit Agreement is restated in its entirety as follows:

No Non-Guarantor Entity or Unconsolidated Affiliate that has failed to become a party to the Guaranty under Section 8.22(a) satisfies any condition contained in clause (i) of Section 8.22.(a).

        (h)        Section 8.23. of the Credit Agreement is restated in its entirety as follows:

        SECTION 8.23. Asset Value of Non-Guarantor Entities and Recourse Indebtedness of Unconsolidated Affiliates.

(a) Asset Value. At no time shall the aggregate Asset Value of the Non-Guarantor Entities obligated in respect of any Indebtedness other than Nonrecourse Indebtedness exceed 10% of the Gross Asset Value of the Parent and its Consolidated Subsidiaries.

(b) Recourse Indebtedness. At no time shall the aggregate outstanding principal balance of Indebtedness (other than Nonrecourse Indebtedness) of Unconsolidated Affiliates of the Parent exceed 25% of the sum of (i) with respect to all completed Properties of Unconsolidated Affiliates of the Parent and the Borrower, the Capitalized EBITDA of such Unconsolidated Affiliates attributable to such Properties for the fiscal quarter most recently ended and (ii) with respect to all Properties of such Unconsolidated Affiliates under construction, the aggregate book value of Construction in Process for such Properties as of the end of such fiscal quarter. For purposes of determining compliance with this subsection, if the Acquisition shall occur, the Indebtedness of Macquarie CountryWide-Regency II, LLC and its Subsidiaries in respect of the JV CMBS Bridge Facility shall be disregarded from the Acquisition Date to but excluding the date one year after the Acquisition Date and shall be included thereafter to the extent then outstanding.

        (i)        Section 9.2. of the Credit Agreement is restated in its entirety as follows:

        SECTION 9.2. Ratio of Total Liabilities to Gross Asset Value.

The Parent shall not at any time permit the ratio of Total Liabilities of the Parent and its Consolidated Subsidiaries to Gross Asset Value of the Parent and its Consolidated Subsidiaries to exceed 0.60 to 1.00; provided, however, if the Acquisition shall occur, then during the period from the Acquisition Date to but excluding the date nine months following the Acquisition Date, such ratio may exceed 0.60 to 1.00 but may not exceed 0.625 to 1.00 at any time during such period.

        Section 2.       Effectiveness of Amendment. The effectiveness of Section 1 of this Amendment is subject to receipt by the Agent of each of the following in form and substance satisfactory to the Agent:

        (a)        Counterparts of this Amendment executed by each of the parties hereto;

        (b)        A certificate of the chief executive officer, chief financial officer or other senior officer of the Parent certifying the matters set forth in the immediately preceding clause;

        (c)        Evidence of payment of the fees payable under Section 9 below; and

        (d)        Such other documents, instruments and agreements as the Agent may reasonably request.

        Section 3.       Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:

        (a)       Authorization. Each Loan Party a party to this Amendment has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder in accordance with its terms. The Borrower has the right and power, and has taken all necessary action to authorize it, to perform its obligations under the Credit Agreement, as amended by this Amendment, in accordance with its terms. This Amendment has been duly executed and delivered by a duly authorized officer of each such Loan Party and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of each Loan Party a party thereto enforceable against such Loan Party in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

        (b)       Compliance with Laws, etc. The execution and delivery of this Amendment by each Loan Party a party hereto and the performance of this Amendment and the Credit Agreement, as amended by this Amendment, by each Loan Party a party thereto in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Government Approval or violate any Applicable Law relating to any such Loan Party the failure to possess or to comply with which would have a Materially Adverse Effect; (ii) conflict with, result in a breach of or constitute a default under the any such Loan Party’s organizational documents or any indenture, agreement or other instrument to which any such Loan Party is a party or by which it or any of its properties may be bound and the violation of which could reasonably be expected to have a Materially Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Permitted Liens.

        (c)       No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

        (d)       Ownership of JV. Upon the Acquisition Date, the Borrower shall own, directly or indirectly, 35% of the membership interests in Macquarie CountryWide-Regency II, LLC.

        Section 4.       Notice of Acquisition Date. The Borrower shall give the Agent and each Lender notice of the occurrence of the Acquisition Date (as defined above in Section 1) within 1 Business Day of the occurrence thereof.

        Section 5.       Reaffirmation of Guaranty by Guarantors. Each Guarantor hereby reaffirms its continuing obligations to the Agent and the Lenders under the Guaranty, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Guaranty, or reduce, impair or discharge the obligations of such Guarantor thereunder.

        Section 6.       Reaffirmation of Representations. Each Loan Party a party hereto repeats and reaffirms all representations and warranties made by such Loan Party to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

        Section 7.       References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

        Section 8.       Expenses. The Borrower shall reimburse the Agent upon demand for all costs and expenses (including attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

        Section 9.       Amendment Fee. In consideration of Lenders party hereto entering into this Amendment, the Borrower agrees to pay to the Agent for the account of each Lender a party hereto an amendment fee in the amount equal to 0.05% of the amount of such Lender’s Commitment.

        Section 10.       Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 11.       GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

        Section 12.       Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

        Section 13.       Effective Date. This Amendment shall not be effective until its execution and delivery by the Borrower, the Guarantors and the Requisite Lenders whereupon its shall be deemed effective as of the date first written above.

        Section 14.       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

        Section 15.       Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be executed as of the date first above written.

REGENCY CENTERS, L.P.
By: Regency Realty Corporation, its sole general partner
By:__________________________________________________
Name: John F. Euart, Jr.
Title: Managing Director
REGENCY CENTERS CORPORATION
By:__________________________________________________
Name: John F. Euart, Jr.
Title: Managing Director

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[SignaturePage to First Amendment to Amended and Restated Credit Agreement
dated as of March 28, 2005 with Regency Centers, L.P.].

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as the Agent
By:__________________________________________________
Name:___________________________________________
Title:__________________________________________
WACHOVIA BANK, NATIONAL ASSOCIATION
By:______________________________________________
Name:_______________________________________
Title:______________________________________
PNC BANK, NATIONAL ASSOCIATION
By:______________________________________________
Name:_______________________________________
Title:______________________________________
JPMORGAN CHASE BANK
By:______________________________________________
Name:_______________________________________
Title:______________________________________

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[SignaturePage to First Amendment to Amended and Restated Credit Agreement dated as of March 28, 2005 with Regency Centers, L.P.]

SUNTRUST BANK
By:______________________________________________
Name:_______________________________________
Title:______________________________________
COMMERZBANK AG, NEW YORK BRANCH,
By:______________________________________________
Name:_______________________________________
Title:______________________________________
By:______________________________________________
Name:_______________________________________
Title:
AMSOUTH BANK
By:______________________________________________
Name:_______________________________________
Title:______________________________________
ING REAL ESTATE FINANCE (USA) LLC
By:______________________________________________
Name:_______________________________________
Title:______________________________________

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[SignaturePage to First Amendment to Amended and Restated Credit Agreement dated as of March 28, 2005 with Regency Centers, L.P.]

U.S. BANK, NATIONAL ASSOCIATION
By:______________________________________________
Name:_______________________________________
Title:______________________________________
SUMITOMO MITSUI BANKING CORPORATION
By:______________________________________________
Name:_______________________________________
Title:______________________________________
CHEVY CHASE BANK, F.S.B.
By:______________________________________________
Name:_______________________________________
Title:______________________________________
COMPASS BANK, an Alabama banking corporation
By:______________________________________________
Name:_______________________________________
Title:______________________________________
COMMERCEBANK, N. A.
By:______________________________________________
Name: Alan Hills
Title: Vice President

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[SignaturePage to First Amendment to Amended and Restated Credit Agreement dated as of March 28, 2005 with Regency Centers, L.P.]

FIRST HORIZON BANK, a division of First Tennessee Bank, N.A.
By:______________________________________________
Name:_______________________________________
Title:______________________________________
ISRAEL DISCOUNT BANK OF NEW YORK
By:______________________________________________
Name:_______________________________________
Title:______________________________________
By:______________________________________________
Name:_______________________________________
Title:______________________________________
CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH
By:______________________________________________
Name:_______________________________________
Title:______________________________________
COMERICA BANK
By:______________________________________________
Name:_______________________________________
Title:______________________________________